UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 13, 2008
FEDERAL SIGNAL CORPORATION
(Exact name of Company as specified in its charter)

Delaware	1-6003	36-1063330
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1415 West 22ndStreet
Oak Brook, Illinois		60523
(Address of principal executive offices)		(Zip Code)
(630) 954-2000
(Company’s telephone number, including area code)
Not applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
          (b) On August 13, 2008, Federal Signal Corporation (the “Company”) announced that Paul Brown resigned as the Vice President and Controller of the Company effective August 8, 2008. Mr. Brown has accepted a position as a Chief Financial Officer of another company.
          (c) On August 13, 2008, the Company announced that David E. Janek, age 44, had been appointed as the Vice President and Controller of the Company effective August 8, 2008. Mr. Janek has served as Vice President and Treasurer of the Company since September 2006 and Vice President Finance, Safety & Security Systems Group, since joining the Company in June 2002. Mr. Janek’s compensation package includes an annual salary of $220,000, bonus opportunity, car allowance, and the Company’s standard benefit package including group health benefits, 401(k) plan and other benefits.
Item 7.01 Regulation FD Disclosure.
          The information contained in Item 5.02 is incorporated herein by this reference.
Item 9.01 Financial Statements and Exhibits.
          None

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2008	FEDERAL SIGNAL CORPORATION
	By:	/s/ Stephanie K. Kushner
Stephanie K. Kushner
Vice President and Chief Financial Officer